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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 17, 1999




                                OGDEN CORPORATION
              (Each name of registrant as specified in the charter)


Delaware                        1-3122                       13-5549268
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


Two Pennsylvania Plaza              New York, New York       10121
----------------------              ------------------       -----
(Address of Principal Executive Offices)                     Zip Code


Registrant's telephone number, including area code: (212)868-6000



                                      NONE
          (Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS

         On September 17, 1999 Ogden Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of business acquired: Not Applicable

         (b) Pro forma financial information: Not Applicable

         (c) Exhibits:

             (1) Press Release of Ogden Corporation dated September 17, 1999.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                OGDEN CORPORATION


Dated:   September 17, 1999                     By: /s/ J. L. Effinger
                                                    ----------------------------
                                                    J. L. Effinger
                                                    Assistant Secretary


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                                    EXHIBIT A

                                                            CONTACT: ADAM WEINER
                                                                     Eric Berman
                                                                     David Lilly
                                                            at Kekst and Company
                                                                    212-521-4800
                                                                             or:
                                                              Raymond Dombrowski
                                                            at Ogden Corporation
                                                                    212-868-6000



      Ogden Corporation Announces Intent to Sell Entertainment and Aviation
                                   Businesses

 MACKIN NAMED CHIEF EXECUTIVE OFFICER AND PRESIDENT; FARR ELECTED NON-EXECUTIVE
                                    CHAIRMAN

                               DIVIDEND ELIMINATED

       THIRD QUARTER EARNINGS EXPECTED TO BE BELOW ANALYSTS' EXPECTATIONS


NEW YORK, NEW YORK, SEPTEMBER 17, 1999 - Ogden Corporation (NYSE: OG) today stated that, following an intensive evaluation, its Board of Directors has taken a series of actions designed to ensure a solid operating platform for its Energy business and enhance shareholder value.

In accordance with this plan, Ogden announced that it intends to pursue the sale or other dispositions of its Entertainment and Aviation businesses and will commence work immediately on this process. Accordingly, Ogden has decided to cease work on its previously announced intention to explore ways to split its existing business into two separate public companies.

Scott G. Mackin, who has served as Executive Vice President of Ogden and President and Chief Operating Officer of the Energy business, has been named Chief Executive Officer and President of Ogden Corporation, and a member of its Board of Directors, effective immediately. George


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L. Farr, former Vice Chairman of American Express Company and a current Ogden director, has been elected as non-executive Chairman of the Board, effective immediately.

R. Richard Ablon has resigned from his position as Chairman and Chief Executive Officer of Ogden and from its Board of Directors, effective immediately, to pursue his long-standing career interests in the entertainment and aviation areas.

In order to improve the Company's cash flow and financial flexibility going forward, and to enhance the growth prospects of the Energy business, Ogden also announced that its Board of Directors has eliminated its quarterly dividend.

Ogden intends to commence discussions with its lenders to request covenant waivers and other modifications required under its existing financing arrangements in order to facilitate and expedite the sale process. The Company stated that, during the process, the Entertainment and Aviation businesses will continue to serve their customers as usual and without disruption.

Ogden also announced that it expects its earnings for the quarter ended September 30, 1999 will be substantially below analysts' expectations. The Company expects to report its third quarter results as originally scheduled.

Ogden Corporation currently has three business areas - Energy, Entertainment and Aviation. The Energy group develops, owns and operates independent power facilities and provides related infrastructure services. The Entertainment group has interests in themed and location-based attractions; food and beverage concessions; venue management; large format films and theatres; concert promotions, artist management and recordings. The Aviation group provides ground and cargo handling; passenger services; fueling; and airport infrastructure development and management.

Any statements in this communication, which may be considered to be "forward looking statements", as that term is defined in the Private Securities Litigation Reform Act of 1995, are subject to certain risk and uncertainties. The factors that could cause actual results to differ


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materially from those suggested by any such statements include, but are not limited to, those discussed or identified from time to time in the Company's public filings with the Securities and Exchange Commission and more generally, general economic conditions, including changes in interest rates and the performance of the financial markets; changes in domestic and foreign laws, regulations, and taxes; changes in competition and pricing environments; and regional or general changes in asset valuations.

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